UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2024

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

Item 1.01	Entry into a Material Definitive Agreement.

As reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2024 by Chicken Soup for the Soul Entertainment, Inc. (the “Company”), on April 29, 2024, the Company entered into an agreement that allowed it to raise $175 million of additional working capital prior to June 6, 2024 from two financing parties and to make a $75 million loan prepayment under its principal credit facility.

Redbox Automated Retail, LLC (“Redbox Borrower”, and together with the Company, the “Borrowers”), the other guarantors listed on the signature pages thereto (the “Guarantors”, and together with the Borrowers, the “Loan Parties”) entered into an Agreement (the “Agreement”) with the Lenders to the Credit Agreement (as defined below) listed on the signature pages thereto and HPS Investment Partners, LLC, in its capacity as administrative agent and collateral agent (in such capacities, the “Agent”) under the amended and restated credit agreement, dated as of August 11, 2022, among the Borrowers, the Lenders and the Agent, as amended, restated, supplemented or otherwise modified by that certain first amendment, dated as of April 29, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

As previously reported, pursuant to the terms of the Agreement, the Company intended to consummate certain strategic transactions for which it has signed term sheets that have been reviewed with the Lenders, including the sublicensing of material video content assets and one or more sales leaseback transactions with targeted aggregate gross proceeds of at least $175 million. If the Company was able to successfully consummate these transactions in their entirety, it was obligated to utilize $75 million of the net proceeds thereof prior to June 6, 2024 to pay down amounts owed under the Credit Agreement (the “Initial Paydown”). Until at least June 6, 2024 (the period beginning on April 29, 2024 and ending on such date, as it may be extended, the “Initial Period”) the Agent agreed to forbear from acting on any events of default existing as of the commencement of the Initial Period as well as certain prescribed defaults that may arise during the Initial Period (as same may be extended as described below).

On June 6, 2024, the Agent agreed to extend the Initial Period until the close of business (5:00 pm NY time) on Friday, June7, 2024, and thereafter agreed to additional extensions through the close of business on Monday, June 10, 2024 and Tuesday, June 11, 2024. These extensions have expired.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
3.1	Form of Amendment to the Certificate of Incorporation of Chicken Soup for the Soul Entertainment, Inc. (effectiveness pending)*

3.2	First Amendment to the Bylaws of Chicken Soup for the Soul Entertainment, Inc. (Effective April 29, 2024)*

10.1	Forbearance Agreement (April 29, 2024)*

10.2	Credit Agreement as amended by the Amendment (April 29, 2024)*

10.3	First Amendment to Credit Agreement (April 29, 2024) (inclusive of Exhibit M to Credit Agreement)*

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*Previously filed with the Current Report on Form 8-K filed on May 3, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2024	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr.
Chairman and Chief Executive Officer